Exhibit 2.8

POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Heloisa de Paula Machado Sicupira, bearer of Brazilian Passport No FU951969, Marc Lemann, bearer of Swiss Passport No X6951007, Paulo Alberto Lemann, bearer of Brazilian Passport No FR343376 and Claudio Moniz Barreto Garcia, bearer of Brazilian Passport No YC259168, the undersigned’s true and lawful attorney-in-fact, signing jointly with any other attorney-in-fact as dual signatories, to:

(1)

execute for and on behalf of the undersigned, in the undersigned’s personal capacity Schedules 13D and 13G, and any amendment or amendments thereto, in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules thereunder;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G, complete and execute any amendment or amendments thereto or joint filing agreements in respect thereof, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in- fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G with respect to the undersigned’s holdings of and transactions in securities beneficially owned by the Companies or the undersigned in accordance with Rule 13d-l under the Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[The remainder of this page is intentionally left blank.]

Date: 3 May 2024	By:	/s/ Jorge Paulo Lemann
Jorge Paulo Lemann

[Power of Attorney Signature Page]

Date: 3 May 2024	By:	/s/ Carlos Alberto da Veiga Sicupira
Carlos Alberto da Veiga Sicupira

[Power of Attorney Signature Page]

Date: 3 May 2024	By:	/s/ Max Van Hoegaerden Herrmann Telles
Max Van Hoegaerden Herrmann Telles

[Power of Attorney Signature Page]